EXHIBIT 10.1


                                 ROBERT DUTCHER

                        SUPPLEMENTAL EXECUTIVE RETIREMENT

                         DEFERRED COMPENSATION AGREEMENT

                                    Article 1
                                  The Agreement


     1.1 Establishment Possis Medical, Inc., hereby establishes a supplemental compensation agreement for the benefit of Robert Dutcher, the Chief Executive Officer of the Company. This agreement shall be known as the Robert Dutcher Supplemental Executive Retirement Agreement.

     1.2 Purpose The purpose of the Agreement is to retain the senior leadership services of Mr. Robert Dutcher by providing him with the supplemental retirement benefit described herein.

                                    Article 2

Definitions

     2.1 Definitions Whenever used in the Agreement the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning. When the defined meaning is intended, the term is capitalized:

    2.1.0 "Agreement" means the Robert Dutcher Supplemental Executive Retirement Deferred Compensation Agreement.

    2.1.1 "Annual Service Cost Before Earnings Accrual" ("ASCBEA") means the amount credited to the Employee's SERP Account each Fiscal Year to provide the Employee with a Target Benefit at age 65. The ASCBEA is based upon the actuarial factors and actuarial assumptions set forth in Attachment A. ASCBEA is calculated as the amount of level funding necessary to provide the Employee with the Target Benefit described in this Agreement.

    2.1.2 "Base Compensation" means the Employee's base salary as established by the Board each year. Base Compensation shall not include any bonus paid to the Employee nor any credit to or deferral under any nonqualified plan sponsored by the Company. Base Compensation shall not be reduced by any salary reduction contributions (i) to cash or deferred arrangements under Section 401(k) of the Code, or (ii) to a cafeteria plan under Section 125 of the Code.

    2.1.3 "Beneficiary" means the individual(s) designated by the Employee under (or otherwise described in) Section 5.2 of the Agreement.

    2.1.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

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

    2.1.5 "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Employer is then subject to such reporting requirement; or (b) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange
          Act) by the Employer or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Employer
          (i) representing 25% or more, but not more than 50%, of the combined voting power of the Employer's then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as hereinafter defined) or (ii) representing more than 50% of the combined voting power of the Employer's then outstanding securities (regardless of any approval by the Continuing Directors); provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of the Agreement by reason of the ownership of 25% or more of the total voting capital stock of the Employer then issued and outstanding by the Employer, any subsidiary of the Employer or any employee benefit plan of the Employer or of any subsidiary of the Employer or any entity holding shares of the common stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this clause is referred to herein as a "Employer Entity"); or (c) the announcement of a tender offer by any person or entity (other than an Employer Entity) for 20% or more of the Employer's voting capital stock then issued and outstanding, which tender offer has not been approved by the Board, a majority of the members of which are Continuing Directors, and recommended to the shareholders of the Employer; or (d) the Continuing Directors cease to constitute a majority of the Employer's Board of Directors; or (e) the shareholders of the Employer approve (i) any consolidation or merger of the Employer in which the Employer is not the continuing or surviving corporation or pursuant to which shares of Employer stock would be converted into cash, securities or other property, other than a merger of the Employer in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger;
          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Employer; or (iii) any plan of liquidation or dissolution of the Employer. or (f) the occurrence of any other event which the Board of Directors in its sole discretion determines constitutes a change in control. For purposes of a Change in Control, a Continuing Director shall mean any person who is a member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors as of the Effective Date or (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors for purposes of this definition. "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13(d)-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer's then outstanding securities, but shall not include the Investors or any Employer Entity; and "Affiliate" and "Associate" shall have their respective meanings ascribed to such terms in Rule 12(b)-2 promulgated under the Exchange Act.

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

    2.1.6 "Code" means the Internal Revenue Code of 1986, as amended.
          References to a Code section shall be deemed to be to that section, as it now exists and to any successor provision.

    2.1.7 "Company" means Possis Medical, Inc.

    2.1.8 "Disability" means the Employee suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Employee from performing substantially all of his or her normal duties for the Company. As a condition to receiving any benefit based upon Disability under this Agreement, the Company may require the Employee to submit to such physical or mental evaluations and tests, as the Company deems appropriate.

   2.1.9 "Early Retirement Age" means the Employee attaining age 60 while employed with the Company and having a Termination of Employment before age 65.

   2.1.10 "Effective Date" means February 1, 2004, the date this Agreement was approved by the Board of Directors.

   2.1.11 "Employee" means Mr. Robert Dutcher.

   2.1.12 "Fiscal Year" means the 12-month period ending the 31st day of July each year.

   2.1.13 "Investment Committee" means the committee designated by the Board to perform the duties set forth in Article Four.

   2.1.14 "Investment Rate" means the rate determined under Section 4.1.2.

   2.1.15 "Normal Retirement Age" means the Employee attaining age 65 while still an employee of the Company.

   2.1.16 "SERP Account" means the account maintained on the books of the Company for the Employee under Article 4.

   2.1.17 "SERP Benefit" means the benefit set forth in Article 5 payable as a Normal Form Annual SERP Benefit as described in Section 5.1.7.

   2.1.18 "Target Benefit" means an annual benefit which is equal to one-half (1/2) of the Employee's Base Compensation at the time benefits become payable under this Agreement.

   2.1.19 Termination of Employment" means the Employee ceasing to be employed by the Company prior to attaining age 65 for any reason whatsoever, whether voluntary or involuntary, including termination through death or Disability.

     2.2 Gender and Number Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and term used in the singular may also include the plural.


                                    Article 3
                                  Participation

     3.1 In General The Employee shall be eligible to participate in and receive benefits under this Agreement as of the Effective Date.

     3.2 Participation Conditions. To participate in and receive benefits under this Agreement, the Employee agrees to observe all rules and regulations established by the Company for administering the Agreement and shall abide by all decisions of the Company in the construction and administration of the Agreement.

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

Article 4
                                  SERP Account

     4.1 Establishment and Crediting of Account. The Company shall establish a SERP Account on its books for the Employee, and shall credit to the Employee's SERP Account as of the last day of each Fiscal Year an amount equal to the ASCBEA for such Fiscal Year. Crediting to the Employee's SERP Account shall be determined in a manner consistent with the actuarial factor and assumptions set forth in Attachment A and shall be subject to annual review and approval by the independent auditor appointed by the Company. Crediting of ASCBEA to the Employee's SERP Account each Fiscal Year shall be done in a manner consistent with the examples set forth in Attachment B.

    4.1.1 Earnings and Loss Crediting to SERP Account. As of the last day of each Fiscal Year, as of the day before benefits become payable under
          Article 5, and during the period benefits are paid to the Employee or Beneficiary under Article 5, the Investment Committee shall credit bookkeeping earnings or loss on the Employee's SERP Account balance based on the Investment Rate. The Investment Committee shall provide the Employee with an annual statement of his SERP Account balance and earnings or losses credited thereto during such Fiscal Year. The Employee shall acknowledge receipt of such annual statement in a writing delivered to the Investment Committee.

    4.1.2 Investment Rate Determination. The Investment Rate shall be the actual rate of return achieved by the Investment Committee on investments in funds, assets, or an established index as designated by the Investment Committee pursuant to Company rules and regulations. The Investment Committee will consult with the Employee regarding investments informally used to fund benefits under this Agreement; however, all final investment decisions shall be made by the Investment Committee.

     4.2 Accounting Device Only The SERP Account shall be utilized solely as a device for the measurement and determination of the amount to be paid to the Employee under this Agreement. The Employee's SERP Account shall not constitute or be treated as a trust fund of any kind. The SERP benefits payable under this Agreement shall be paid solely from the general assets of the Company.


                                    Article 5
                                  SERP Benefits

     5.1 Entitlement to Benefit. The Employee's SERP Benefit is the accrued amount in the Employee's SERP Account to the extent such amounts are distributable under the provisions of this Article 5.

    5.1.1 Benefit at Normal Retirement Age. If the Employee attains age 65 before experiencing a Termination of Employment, the Employee shall be entitled to receive the accrued balance in his SERP Account in ten
          (10) annual payments, beginning in the month after attaining Normal Retirement Age. The Employee's SERP Benefit shall be payable pursuant to Section 5.1.7. At the Employee's death, any remaining SERP Benefits payable under this Section 5.1.1 shall be paid to the Beneficiary at the same times and in the same amounts as would have been paid to the Employee but for his death.

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

    5.1.2 Benefit at Early Retirement Age. If the Employee attains age 60 while employed with the Company and experiences a Termination of Employment before attaining Normal Retirement Age, the Employee shall be entitled to receive the accrued balance in his SERP Account as of the date of Termination of Employment, in ten (10) payments, beginning in the month after Termination of Employment. The Employee's Normal Form Annual SERP Benefit shall be payable pursuant to Section 5.1.7. At the Employee's death, any remaining SERP Benefits payable under this
          Section 5.1.2 shall be paid to the Beneficiary at the same times and in the same amounts as would have been paid to the Employee but for his death.

    5.1.3 Benefit at Death Prior to Early Retirement Age. If the Employee dies before attaining Early Retirement Age, the Company shall pay the Beneficiary the SERP Account balance, calculated as of the date of the Employee's death. Payments shall be made in a series of ten (10) annual payments commencing within 60 days after the Employee's death. The Employee's Normal Form Annual SERP Benefit shall be payable pursuant to Section 5.1.7.

    5.1.4 Benefit at Disability Prior to Early Retirement Age. If the Employee becomes Disabled before attaining Early Retirement Age, the Employee shall be entitled to receive his SERP Account valued on the date the Employee's Disability is established. The balance in the Employee's SERP Account shall be paid in ten (10) annual installments commencing within 60 days after the determination of the Employee's Disability. The Employee's Normal Form Annual SERP Benefit shall be payable pursuant to Section 5.1.7. At the Employee's death, any remaining SERP Benefits payable under this Section 5.1.4 shall be paid to the Beneficiary at the same times and in the same amounts as would have been paid to the Employee but for his death.

    5.1.5 Benefit Payable Upon a Change in Control. Upon a Change in Control, the Employee shall be entitled to receive the SERP Benefit described in Section 5.1.1, calculated as if the Employee had attained Normal Retirement Age on the day prior to the occurrence of a Change in Control.

    5.1.6 Benefit at Termination of Employment prior to Early Retirement Age.
          if Employee experiences a Termination of Employment prior to attaining Early Retirement Age (other than by death, Disability, or a Change in Control) Employee shall not be entitled to receive any SERP benefit under this Agreement.

    5.1.7 Calculation of Normal Form Annual SERP Benefit. The Employee's Normal Form Annual SERP Benefit payable in the first 12 month period shall be the annualized amount required to reduce the Employee's accrued SERP Account balance to zero at the end of ten years at a six percent (6%) assumed rate of interest. The Employee's Normal Form Annual SERP Benefit payable in the second 12 month period shall be the annualized amount required to reduce the Employee's remaining accrued SERP Account balance to zero at the end of nine years at a six percent (6%) assumed rate of interest. In each succeeding 12 month period, the Employee's Normal Form Annual SERP Benefit shall be the annualized amount required to reduce the Employee's remaining accrued SERP Account balance to zero at the end of the ten year payout period at a six percent (6%) assumed rate of interest.

    5.1.8 Alternative to Payout of Normal Form Annual SERP Benefit. Pursuant to Company rules and regulations, the Employee or, if applicable, his Beneficiary may petition the Compensation Policy Committee to receive his SERP Benefit (or remaining SERP Benefit) in a form other than as a Normal Form Annual SERP Benefit. The decision to accommodate such a request shall be in the sole discretion of the Compensation Policy Committee.

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

     5.2 Beneficiary Designations The Employee shall designate a Beneficiary by filing a written notice of such designation with the Company. The Employee may revoke or modify the designation at any time by a further written designation. However, no such designation, revocation or modification shall be effective unless executed by the Employee and accepted by the Company during the Employee's lifetime. The Employee's Beneficiary designation shall be deemed automatically revoked in the event of (i) the death of the Beneficiary prior to the Employee's death, or (ii) dissolution of marriage, if the Beneficiary is the Employee's spouse. If the Employee dies without a valid Beneficiary designation, all payments shall be made to the Employee's surviving spouse, if any, and if none, to the Employee's surviving children and the descendants of any deceased child, by right of representation, and if no children or descendants survive, to the Employee's estate.

     5.3 Facility of Payment If a benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship, as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

     5.4 Death of Beneficiary If a Beneficiary dies before receiving the payment due to such Beneficiary pursuant to this Agreement, the remaining payments, if any, shall be paid to the Beneficiary's estate.

                                    Article 6
                              Forfeiture Provisions

     6.1 Forfeiture. Any SERP Benefit payable or remaining to be paid under this Agreement shall be forfeited by Employee if it is determined that Employee has
(i) violated the noncompetition provisions in Section 6.2 of the Agreement, (ii) violated the nonsolicitation provisions in Section 6.3 of the Agreement, (iii) disclosed confidential proprietary information of the Company in violation of
Section 6.4 of the Agreement without the express written consent of the Company, or (iv) committed an act of fraud, dishonesty, or gross negligence in the performance of Employee's duties which results in Employee's Termination of Employment.

     6.2 Noncompetition. The Employee shall not "Compete" with the Company except at the request of and for the purposes defined by the Company. "Competing" with the Company means the Employee engages in or become employed in any capacity by, or becomes an officer, employee, director, agent, consultant, contractor, shareholder or partner of, or otherwise holds an interest in any partnership corporation or other entity that competes with or engages in any business related activities of the Company within the geographic locations that the Company conducts its business. Competing with the Company shall not include the Employee owning directly or indirectly less than a one percent (1%) interest in a publicly traded company which competes with the Company.

     6.3 Nonsolicitation. The Employee shall not contact any client or current prospect of the Company nor any employee or independent contractor of the Company, except at the request of, and for the explicit purposes specified by the Company. At the request of Employee, at Termination of Employment the Company shall provide the Employee with a list of clients and prospective clients. Any organization, entity, or entity affiliated with an entity in which the Employee becomes an officer, employee, director, agent, consultant, contractor, shareholder or partner of, or otherwise holds an interest in any partnership corporation or other entity affiliated such entity or organization shall not contact any client or current prospect of the Company as indicated on the list provided to the Employee.

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

     6.4 Confidential Proprietary Information. The Employee shall not disclose any "Confidential Proprietary Information." For these purposes, Confidential Proprietary Information means materials, ideas, approaches, systems or similar proprietary information not available in the public domain, the substance and or format of which are unique to the Company. Confidential Information includes computer software, contract forms, catalogs, corporate records, and client-related and prospect-related information, including client and prospect lists, transactions, correspondence, conversations, negotiations, compensation (including salaries, benefits and incentive arrangements), or any other client related or prospect-related information not available in the public domain.

                                    Article 7
                           Claim and Review Procedures

     7.1 Claim Procedure. The Company shall notify the Employee or Beneficiary ("claimant") in writing within 90 days of his or her written application for benefits of his eligibility or non-eligibility for benefits under the Agreement. If the Company determines, that a claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     7.2 Review Procedure. If a claimant is determined by the Company to be ineligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons, which the claimant believes, entitles him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of said petition, the Company shall afford the claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision written in a manner calculated to be understood by the claimant, and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Company, but notice of this deferral shall be given to the claimant. In the event of the death of a claimant, the same procedure shall be applicable to the claimant's Beneficiaries.


                                    Article 8
                           Administration and Finances

     8.1 Administration. The Agreement shall be administered by the Company or its designee. Unless otherwise determined by the Company's Board of Directors, the Chairman of the Compensation Policy Committee of the Board shall be the person with authority and discretion to act for the Company under this Agreement.

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

     8.2 Powers of the Company. The Company shall have all powers necessary to administer the Agreement, including, without limitation, powers-

     8.2.1 to interpret the provisions of the Agreement;

     8.2.2 to establish and revise the method of accounting for the Agreement and to maintain the accounts; and

     8.2.3 to establish rules for the administration of the Agreement and to prescribe any forms required to administer the Agreement,

     8.3 Actions of the Company. All determinations, interpretations, rules, and decisions of the Company shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Agreement.

     8.4 Delegation. The Company shall have the power to delegate specific duties and responsibilities to officers, members of the Board, other employees of the Company or other individuals or entities. Any delegation by the Company may allow further delegations by the individual or entity to which the delegation is made. Any delegation may be rescinded by the Company at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

     8.5 Reports/Records The Company and those to whom the Company has delegated duties under the Agreement shall keep records of all their Proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Agreement and for compliance with applicable law. Such reports and records shall include the information necessary to provide Employee with an annual statement as described in Section 4.1.1.

     8.6 Finances The Company shall bear all costs related to this Agreement.


                                    Article 9
                           Amendments and Termination

     9.1 Amendments The Company may amend the Agreement, in full or in part, at any time and from time to time, provided that no such amendment shall affect the rights of the Employee or Beneficiary to benefits under the Agreement accrued prior to the date of the amendment, unless the Employee or Beneficiary consents in writing to such amendment.

     9.2 Termination The Company expects the Agreement to be permanent but necessarily must and hereby does, reserve the right to terminate the Agreement at any time, provided that no such termination shall affect the rights of the Employee or Beneficiary to benefits under the Agreement accrued prior to the date of the amendment, unless the Employee or Beneficiary consents in writing to such termination,


                                   Article 10
                                  Miscellaneous

     10.1 No Guaranty of Employment The adoption and maintenance of the Agreement shall not be deemed to be a contract of employment between the Company and the Employee. Nothing contained herein shall give the Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Employee at any time, nor shall it give the Company the right to require the Employee to remain in its employ or to interfere with the Employee's right to terminate employment at any time.

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

     10.2 Informal Funding The Company in its discretion may apply for and procure as owner and for its own benefit insurance on the life of the Employee or other assets as the Company may choose. The Employee shall have no interest whatsoever in any such policy or assets, but at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

The right of the Employee, his Beneficiary or his estate to any benefits under the Agreement shall be solely those of an unsecured creditor of the Company. Any assets acquired by or held by the Company shall not be deemed to be held as security for the performance of the obligations of the Company but shall be, and remain a general, unpledged, and unrestricted asset of the Company.

     10.3 Non-Alienation No benefit payable at any time under this Agreement shall be subject in any manner to alienation, sale, transfer, assignment pledge, attachment, or encumbrance of any kind.

     10.4 Withholding. Payment of benefits under this Agreement shall be subject to all applicable federal, state and local wage withholding requirements.

     10.5 Applicable Law. The Agreement and a rights hereunder shall be governed by and construed according to the laws of Minnesota, except to the extent such laws are preempted by the laws of the United States of America.

     10.6 Arbitration/Venue. The Company and Employee agree that any dispute regarding the terms of this Agreement, the calculation of any SERP Benefit payable under the Agreement, or any other matter concerning this Agreement will be resolved by final and binding arbitration conducted under the auspices of and rules and regulations established by the American Arbitration Association. The decision of a single arbitrator will be final and binding on all parties. The arbitration hearing will be conducted in the Twin Cities.

POSSIS MEDICAL, INC.,


By____________________
Title_________________



  The undersigned, being the Secretary of Possis Medical, Inc., certifies that the above constitutes the Agreement as of the 28th day of January, 2004.


                                                     _________/s/_______________
                                                                       Secretary

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

                                  ATTACHMENT A

                            ASSUMPTIONS TO CALCULATE
                               ANNUAL SERVICE COST
                             BEFORE EARNINGS ACCRUAL
                                   ("ASCBEA")




ACTUARIAL FACTOR


(83 GAM-Male @6%) for a straight life benefit commencing at age 65 ---- 9.909687168

ASSUMPTIONS

Salary Scale - 6% increase (for future years, actual Base Compensation is used for Fiscal Year in which calculation is being made)

Earnings Rate of SERP Account - 6%.

Annuitization Rate of 6%

Base Compensation determined as of the ________ day of ________________, 200___

Fiscal Year is August 1 to July 31


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


                                  ATTACHMENT B

                           BASE COMPENSATION IMPACT ON
                               ANNUAL SERVICE COST
                             BEFORE EARNINGS ACCRUAL
                                   ("ASCBEA")

The following examples demonstrate the impact that a change in the base compensation will have on the target benefit and the ASCBEA. Each year the amount of ASCBEA will be recalculated prospectively based on the actual base salary verses the 6% assumed increase. The new base compensation will then be projected at 6% to age 65 and the level amount required (ASCBEA) to fund the target benefit would be determined. Examples two and three demonstrate (at age
61) the impact that a change from 6% assumed base compensation to actual base compensation of 8% or 4% respectively has on the required annual funding (ASCBEA).


Example 1 Actual Base Compensation increases at 6% each Fiscal Year.

------------------------ ----------------------- ------------------------------- -------------------
AGE OF EMPLOYEE          ASCBEA                  ACCOUNT BALANCE                 BASE COMPENSATION
                                                 WITH EARNINGS ASSUMPTION @ 6%
------------------------ ----------------------- ------------------------------- -------------------
59                       $202,805                $   214,973                     $  237,300
------------------------ ----------------------- ------------------------------- -------------------
60                       $202,805                $   442,845                     $  251,538
------------------------ ----------------------- ------------------------------- -------------------
61                       $202,805                $   684,389                     $  266,630
------------------------ ----------------------- ------------------------------- -------------------
62                       $202,805                $   940,426                     $  282,628
------------------------ ----------------------- ------------------------------- -------------------
63                       $202,805                $ 1,211,824                     $  299,586
------------------------ ----------------------- ------------------------------- -------------------
64                       $202,805                $ 1,499,507                     $  317,561
------------------------ ----------------------- ------------------------------- -------------------
65                       $202,805                $ 1,573,462
------------------------ ----------------------- ------------------------------- -------------------

------------------------------------------------ ------------------------------- -------------------
TARGET LUMP SUM                                  $ 1,573,462                     $1,573,465
------------------------------------------------ ------------------------------- -------------------
ACTUARIAL FACTOR                                 9.909687168                      9.909687168
------------------------------------------------ ------------------------------- -------------------
TARGET BENEFIT                                   $   158,780                     $  158,780
------------------------------------------------ ------------------------------- -------------------


Example 2 Actual Base Compensation increases at 6% each Fiscal Year, except 8% actual increase at age 61.

-------------------------- ----------------------- ------------------------------- -------------------
AGE OF EMPLOYEE            ASCBEA                  ACCOUNT BALANCE                 BASE COMPENSATION
                                                   WITH EARNINGS ASSUMPTION @ 6%
-------------------------- ----------------------- ------------------------------- -------------------
59                         $202,805                $   214,973                     $  237,300
-------------------------- ----------------------- ------------------------------- -------------------
60                         $202,805                $   442,845                     $  251,538
-------------------------- ----------------------- ------------------------------- -------------------
61                         $208,790                $   690,733                     $  271,661
-------------------------- ----------------------- ------------------------------- -------------------
62                         $208,790                $   953,494                     $  287,961
-------------------------- ----------------------- ------------------------------- -------------------
63                         $208,790                $ 1,232,022                     $  305,238
-------------------------- ----------------------- ------------------------------- -------------------
64                         $208,790                $ 1,527,260                     $  323,553
-------------------------- ----------------------- ------------------------------- -------------------
65                         $ 52,198                $ 1,603,150
-------------------------- ----------------------- ------------------------------- -------------------

-------------------------------------------------- ------------------------------- -------------------
TARGET LUMP SUM                                    $1,603,150                      $ 1,603,153
-------------------------------------------------- ------------------------------- -------------------
ACTUARIAL FACTOR                                   9.909687168                      9.909687168
-------------------------------------------------- ------------------------------- -------------------
TARGET BENEFIT                                     $   161,776                     $   161,776
-------------------------------------------------- ------------------------------- -------------------

Example 3 Actual Base Compensation increases at 6% each Fiscal Year, except 4% actual increase at age 61.

------------------------- ----------------------- ------------------------------ ---------------------------------
AGE OF EMPLOYEE           ASCBEA                  ACCOUNT BALANCE                BASE COMPENSATION
                                                  WITH EARNINGS ASSUMPTION @ 6%
------------------------- ----------------------- ------------------------------ ---------------------------------
59                        $202,805                $   214,973                    $ 237,300
------------------------- ----------------------- ------------------------------ ---------------------------------
60                        $202,805                $   442,845                    $ 251,538
------------------------- ----------------------- ------------------------------ ---------------------------------
61                        $196,821                $   678,046                    $ 261,600
------------------------- ----------------------- ------------------------------ ---------------------------------
62                        $196,821                $   927,359                    $ 277,295
------------------------- ----------------------- ------------------------------ ---------------------------------
63                        $196,821                $ 1,191,631                    $ 293,295
------------------------- ----------------------- ------------------------------ ---------------------------------
64                        $196,821                $ 1,471,759                    $ 311,569
------------------------- ----------------------- ------------------------------ ---------------------------------
65                        $ 49,205                $ 1,543,779
------------------------- ----------------------- ------------------------------ ---------------------------------

------------------------------------------------- ------------------------------ --------------------------------
TARGET LUMP SUM                                   $1,543,779                     $ 1,543,777
------------------------------------------------- ------------------------------ --------------------------------
ACTUARIAL FACTOR                                  9.909687168                     9.909687168
------------------------------------------------- ------------------------------ --------------------------------
TARGET BENEFIT                                    $   155,785                    $  155,785
------------------------------------------------- ------------------------------ --------------------------------

                                       32